UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2010

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2010, BrainStorm Cell Therapeutics, Inc. (the “Company”) and Reytalon Ltd (the “Investor”) entered into a Subscripton Agreement dated January 24, 2010 (the “Subscription Agreement”) pursuant to which the Company issued 1,250,000 shares of common stock of the Company to the Investor at a purchase price of $0.20 per share (for total gross proceeds of $250,000 paid to the Company) and a warrant to purchase up to an additional 1,250,000 shares of the Company’s common stock at an exercise price of $0.50 per share and which is exercisable until January 24, 2012.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

The issuance of the securities described in this Item 3.02 was effected without registration in reliance upon Regulation S promulgated under Securities Act of 1933, as amended, as an offer and sale by the Company outside of the United States without registration.  No underwriters were involved with the issuance of such securities and no commissions were paid in connection with such transaction.

Item 9.01 Financial Statements and Exhibits.

(d)  The exhibits listed in the Exhibit Index are filed with this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2010	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer

EXHIBIT INDEX

Exhibit No .	Description

10.1	Subscription Agreement dated January 24, 2010 by and between BrainStorm Cell Therapeutics, Inc. and Reytalon Ltd.
10.2	Common Stock Purchase Warrant dated January 24, 2010 issued by BrainStorm Cell Therapeutics, Inc. to Reytalon Ltd.